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EXHIBIT 11 - Computation of Earnings Per Share
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                                                                (In Thousands, Except Per Share Data)
                                                              Quarter Ended             Nine Months Ended
                                                                 Sept. 30                  Sept. 30
                                                              --------------            -----------------
                                                              1995      1994             1995      1994
                                                             ------    ------           ------    ------
Primary:

Average shares outstanding                                   24,734    24,502           24,650    24,457

Less leveraged ESOP shares                                      (53)      (75)             (53)      (75)
Net effect of the assumed exercise
 of stock options - based on the
 treasury stock method using
 average market price                                           580       636              627       657
                                                            -------   -------          -------   -------
  Total                                                      25,261    25,063           25,224    25,039
                                                            =======   =======           ======    =======
Net income                                                  $12,766   $11,268          $35,849   $32,193

Per share amount                                               $.51      $.45            $1.42     $l.29


Fully Diluted:

Average shares outstanding                                   24,734    24,502           24,650    24,457

Less leveraged ESOP shares                                      (53)      (75)             (53)      (75)
Net effect of the assumed exercise
 of stock options - based on the
 treasury stock method using higher of
 quarter-end and average market price                           580       714              645       683
                                                            -------   -------          -------   -------
  Total                                                      25,261    25,141           25,242    25,065
                                                            =======   =======          =======   =======

Net income                                                  $12,766   $11,268          $35,849   $32,193

Per share amount                                               $.51      $.45            $1.42     $1.28
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